Exhibit 10.43

***Text Omitted and Filed Separately

Confidential Treatment Requested

Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

Agreement Reference Number L034488

092703 – EXECUTION COPY

INTELLECTUAL PROPERTY AGREEMENT dated as of September 28, 2003, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (hereinafter called “SELLER”), and APPLIED
MICRO CIRCUITS CORPORATION, a Delaware corporation (hereinafter called “BUYER”)

WHEREAS, SELLER and BUYER have executed concurrently herewith an “Asset Purchase Agreement “ (“APA”) and other ancillary agreements identified in the APA as the “Operative Agreements” for the purpose of conveying certain assets and licensing certain intellectual property from SELLER to BUYER in a divestiture and acquisition transaction (the “Transaction”) associated with SELLER’s Switch Fabric PRS Products ; and

WHEREAS, following the “Closing” (as defined in the APA ) of the Transaction, BUYER desires to utilize certain of SELLER’s technical information, know-how, trade secrets, and rights under copyright associated with SELLER’s Switch Fabric PRS Products; and

WHEREAS, in this Agreement the term BUYER shall mean BUYER and its Subsidiaries as identified herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, SELLER and BUYER agree as follows:

Section 1.0 Definitions

“Assigned Product Copyrights” shall mean, and be limited to, SELLER’s copyright interest in and to (i) […***…] to the extent that the aforesaid is contained in the documents or expressly disclosed by the items listed in Exhibit B and (ii) Assigned Software as expressly described in Exhibit C. Notwithstanding the foregoing, the term “Assigned Product Copyrights” shall not include any third party information, Licensed Product Copyrights or copyrights in Excluded Information, even if such written, graphic, or pictorial works and software are contained in the documents or expressly disclosed by the items listed in Exhibit B or Exhibit C.

“Assigned Product Know-how” shall mean, and be limited to, SELLER’s know-how and other technical information in and to (i) [...***...] to the extent that such know-how is contained in the documents or expressly disclosed by the items listed in Exhibit B and (ii) Assigned Software as expressly described in Exhibit C. Notwithstanding the foregoing, the term “Assigned Product Know-how” shall not include any third party information, Licensed Product Know-how or Excluded Information even if such know-how or information is contained in the documents or expressly disclosed by the items listed in Exhibit B or Exhibit C.

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“Assigned Software” shall mean the Object Code and Source Code identified in Exhibit C. Assigned Software shall not include third party software, Incidental Software or third party information, even if embedded in or included as part of the software programs listed in Exhibit C.

“BUYER Licensed Products” shall mean, and be limited to […***…].

[…***…].

[…***…].

“Customer Specific Products” shall mean the items identified in Exhibit A Sections II and III.

“Deliverable Items” shall mean the items identified in Exhibit B and Exhibit C.

[…***…].

“Effective Date” shall mean the Closing Date as set forth in the APA .

“Employees” shall mean SELLER’S employees who were assigned to and worked on development of the In Scope Products at SELLER’s […***…] development organization.

[…***…].

“Incidental Information” shall mean all or any information concerning a part or portions of any In Scope Product (software or hardware), system, service, information, documentation, mask, or intellectual property that was not originally conceived, developed, or reduced to practice as part

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of the In Scope Products development by one or more Employees, but was integrated with the In Scope Products as of the Effective Date.

“Incidental Software” shall mean any portions of any Assigned Software that was not originally conceived, developed, and reduced to practice as part of the In Scope Products development by one or more Employees, but was integrated with the Assigned Software as of the Effective Date.

[…***…].

“Licensed Product Copyrights” shall mean, and be limited to, SELLER’s copyright interest in and to written, graphic, or pictorial works and software in existence on the Effective Date and to the extent that the aforesaid is (i) not within the scope of the Assigned Product Copyrights, and (ii) contained in the documents or expressly disclosed by the items listed in Exhibit B or Exhibit C. Notwithstanding the foregoing, the term Licensed Product Copyrights shall expressly exclude copyrights in the […***…] even if such written, graphic, or pictorial works and software are contained in the documents or expressly disclosed by the items listed in Exhibit B or Exhibit C. Notwithstanding any definition of “Confidential Information” in the Confidentiality Agreement, the subject matter of Licensed Product Copyrights shall be deemed to be Confidential Information of SELLER, even if not labeled as such.

“In Scope Products” shall mean, and be limited to, the […***…] expressly listed in Exhibit A Sections I, II, III and IV.

“Licensed Product Know-how” shall mean, and be limited to, SELLER’s know-how and other technical information in existence on the Effective Date and to the extent that such know-how and other technical information is (i) not within the scope of the Assigned Product Know-How, and (ii) contained in the documents or expressly disclosed by the items listed in Exhibit B or Exhibit C. Notwithstanding the foregoing, the term “Licensed Product Know-how” shall expressly exclude the […***…] even if such know-how or information is contained in the documents or expressly disclosed by the items listed in Exhibit B or Exhibit C. Notwithstanding any definition of “Confidential Information” in the Confidentiality Agreement, the Licensed Product Know-how shall be deemed to be Confidential Information of SELLER, even if not labeled as such.

“Object Code” shall mean computer programming code, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly.

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[…***…].

“Source Code” shall mean computer programming code, other than Object Code, and related source code level system documentation, comments and procedural code, such as job control language, which may be printed out or displayed in human readable form.

“Subsidiary” shall mean a corporation, company or other entity:

(a)	more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, or

(b)	which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

“Switch Fabric PRS Product” shall mean […***…]

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[…***…].

Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the APA.

Section 2.0 Deliverables

2.1 Except for Customer Specific Product information requiring customer consents that have not on the Effective Date been received, SELLER shall provide to BUYER […***…] of each of the Deliverable Items on the Effective Date. Each Deliverable Item will be provided in the form of tangible media (tape, CD, etc) which BUYER may download onto its information systems. If mutually agreed in writing between BUYER and SELLER as of the Effective Date, the Deliverable Items shall be made accessible to BUYER by SELLER so that BUYER can download such Deliverable Item. BUYER shall use its reasonable efforts to download all Deliverable Items as promptly as practicable after being provided access by SELLER. If, not later than […***…] after the Effective Date, BUYER provides written notice to SELLER reasonably demonstrating (and SELLER agrees) that there are specific documents or other items or information: (i) which are within the scope of the assignments and licenses granted to BUYER herein; and (ii) which cannot be located by the BUYER (or in the case of remotely stored computer files, made accessible); SELLER agrees to provide or make accessible to BUYER so that BUYER may download such information, such specific documents or other items or information without additional charge to BUYER. The parties have entered into a Transition Services Agreement, pursuant to which SELLER will provide certain services to BUYER, including technical support services and information technology services. It is the intent of the parties that BUYER and any SELLER personnel providing technical support services shall have ongoing access to the Deliverable Items including any modification thereto during the term of the Transition Services Agreement. Nothing in this Agreement shall be understood to preclude or limit such access.

2.2 Except pursuant to the provisions of any other Operative Agreement and except as specifically set forth herein, SELLER shall have no obligation under this Agreement, at any time, to:

(a)	provide any technology transfer support, assistance, training, or consultation to BUYER or any third party with respect to the subject matter hereof; or

(b)	provide any improvements, enhancements, or updates with respect to the subject matter hereof.

2.3 BUYER hereby acknowledges that certain of the In Scope Products listed in Exhibit A are products under development and as such the Deliverable Items associated with such products or building blocks that are made accessible shall be accessible in such state of development that such Deliverable Items exist within the custody and control of SELLER’s […***…] operation in […***…] on the Effective Date. […***…]

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[…***…].

2.4 If within […***…] after the Effective Date, SELLER or BUYER learns of parts or items provided to BUYER that both SELLER and BUYER agree (which agreement shall not be unreasonably withheld)are not parts or items of the Deliverable Items, BUYER shall promptly notify SELLER in writing and return such parts or items to SELLER. Upon agreement in writing between BUYER and SELLER that any such parts or items do not properly belong in the Deliverable Items, then BUYER shall not be entitled to exercise any right of retention of any such parts or items under this Section 2.4. Notwithstanding anything to the contrary contained herein, BUYER’s sole obligation, with regard to such items provided to BUYER that are not parts or items of the Deliverable Items, shall be the prompt return of such items to SELLER and adherence to the “Confidentiality Agreement”.

2.5 With respect to Customer Specific Products identified in Exhibit A III, SELLER shall use all commercially reasonable efforts (and BUYER shall cooperate with respect thereto) to obtain the necessary permissions from the respective customers in order for SELLER to deliver or make accessible such items specified in Exhibit A III to the BUYER. SELLER and BUYER shall cooperate in negotiating with the customer and, provided such can be obtained on commercially reasonable terms, obtain an agreement with the customer granting BUYER the rights to use any customer intellectual property rights contained in the listed items. […***…]. When SELLER has obtained permission from the customer and after BUYER has a signed agreement with customer, SELLER will deliver to BUYER or otherwise make accessible to BUYER the items specified in Exhibit A III for the particular Customer Specific Product.

Section	3.0 Assignments

3.1 Effective upon SELLER’s receipt of the consideration specified in Section 5, subject to all rights granted to others prior to the Effective Date, and subject to SELLER’s reservation of rights as set forth in Section 3.2, SELLER hereby transfers and assigns to BUYER all of SELLER’s right, title and interest in and to any and all copyright ownership interest SELLER may have throughout the world in the Assigned Product Copyrights.

3.2 SELLER hereby reserves and retains, for the benefit of itself and its Subsidiaries, successors, and assigns, under the Assigned Product Copyrights, […***…]

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[…***…].

Unless otherwise agreed by the parties in writing, the term of such […***…] shall be […***…].

For avoidance of doubt and subject to the limitations of Section 3.2(c), […***…].

3.3 Effective upon SELLER’s receipt of the consideration specified in Section 5, subject to all rights granted to others prior to the Effective Date, and subject to SELLER’s reservation of rights as set forth in Sections 3.4 and 3.5, SELLER hereby transfers and assigns to BUYER all of SELLER’s right, title and interest to any and all know-how ownership interest SELLER may have throughout the world in the Assigned Product Know-how.

3.4 SELLER hereby reserves and retains, for the benefit of itself and its Subsidiaries, successors and assigns under the Assigned Product Know-how, an […***…]. “Residuals” shall mean any information, ideas, concepts, know-how, or techniques, which are contained in the Assigned Product Know-how and retained in the memories of SELLER’s employees or contractors who have had access to the Assigned Product Know-how at any time prior to the Effective Date.

3.5 SELLER hereby reserves and retains, for the benefit of itself and its Subsidiaries, successors, and assigns, under tangible embodiments of the Assigned Product Know-how, […***…]

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[…***…].

Unless otherwise agreed by the parties, the term of such […***…] under Section 3.5(b) shall be […***…].

For avoidance of doubt and subject to the limitations of Section 3.5(c), […***…].

Section 4.0 License Grants

4.1 Subject to: (i) an obligation to hold any SELLER Confidential Information in confidence in accordance with the Confidentiality Agreement; and (ii) SELLER’s receipt of the consideration set forth in Section 5; SELLER, on behalf of itself and its Subsidiaries, grants to BUYER, and its Subsidiaries, a […***…].

4.2 Subject to: (i) an obligation to hold any SELLER Confidential Information in confidence in accordance with the Confidentiality Agreement; and (ii) SELLER’s receipt of the consideration set forth in Section 5; SELLER, on behalf of itself and its Subsidiaries, grants to

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BUYER a […***…].

4.3 The licenses granted in Sections 4.1 and 4.2 shall not include rights to use any third party information, including, without limitation, computer programs, designs, specifications, drawings, schematics or blueprints to the extent that such third party information is specifically used in or relates to the manufacture or design of products for SELLER or for third parties. Such rights, if any, shall only be as expressly set forth in the Custom Sales Agreement.

4.4 The licenses granted in Sections 4.1(c) and 4.2(c) to BUYER for the purpose of having BUYER Licensed Products made by another manufacturer:

(a)	shall only apply when the specifications for such BUYER Licensed Products were created by BUYER (either solely or jointly with one or more third parties), or were provided in whole or in a majority portion by SELLER or its Subsidiaries and provided to BUYER without the restrictions set forth in Section 4.3 (or similar restrictions if such specifications provided by SELLER relate to third party designs);

(b)	shall not apply to (i) any methods used, or (ii) any products in the form manufactured or marketed, by said another manufacturer prior to BUYER’s or SELLER’s furnishing of said specifications;

(c)	shall only be under that portion of the Licensed Product Know-how or Licensed Product Copyrights for which the use by said another manufacturer is necessitated by compliance with such specifications;

(d)	shall not apply to any information or items generated or outputted by simulation tools or GDSII files; and

(e)	shall only apply to the extent that any information embodied in materials provided to said another manufacturer are made subject to the terms and conditions of the Confidentiality Agreement.

4.5 No license, immunity, ownership interest, or other right is granted, assigned, or otherwise conveyed under this Agreement, either directly or indirectly, by implication, estoppel or otherwise, to BUYER with respect to any patent and/or patent application, (regardless of whether a license under the patents of IBM may be necessary to practice the rights granted in licenses and assignments granted hereunder) utility model, trade name, or trademark of SELLER, provided

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however, SELLER will not assert any trademark interest it may have in PRS (when followed by an alphanumerical sequence), alone and not in a combination, when used to identify a Product sold by BUYER . Except as specifically granted in Sections 3.0 and 4.0, no assignment, license, immunity, or other right is granted, either directly or indirectly, by implication, estoppel or otherwise, to BUYER with respect to any copyrights, trade secrets, computer programs, know-how, mask works or other intellectual property rights of SELLER. For the avoidance of doubt, there will be a Patent License Agreement between BUYER and SELLER providing for a license of patent rights to be signed contemporaneously with this Agreement.

4.6 Nothing in this Agreement shall be construed as granting BUYER, either directly or by implication or estoppel or otherwise, any intellectual property rights (including copyrights, mask works, trade secret, know-how, patent, patent applications, patentable inventions, inventions or other intellectual property rights) with respect to:

[…***…]

even if such method or process information is contained in information or expressly disclosed by the other items provided to BUYER.

Section 5.0 Consideration

5.1 In consideration for the assignments and licenses set forth in this Agreement, BUYER shall pay to SELLER, at Closing, the amount attributable to such assignments and licenses and specified in Section 1.3 of the APA, no portion of which shall be refundable.

5.2 […***…] shall bear and pay all taxes (including, without limitation, sales and value added taxes) imposed by any national, provincial or local government of any country in which BUYER is doing business as a result of the existence of this Agreement or the exercise of rights hereunder other than the taxes on the income, assets, facilities or personnel of SELLER and its Subsidiaries.

Section 6.0 Term; Termination and Assignability

6.1 This Agreement shall remain in effect until terminated in accordance with this Section 6. For the avoidance of doubt however, unless there is a Closing, this Agreement shall be null and void ab initio and have no effect.

6.2	SELLER shall have the right to terminate any or all licenses granted to BUYER under this Agreement, in whole or in part, if:

(a)	BUYER fails at any time to make any payment required herein or in the APA; or

(b)	BUYER intentionally and materially breaches any term or condition relating to intellectual property misuse or confidentiality provisions under any Operative Agreement, and if BUYER does not cure such breach within thirty (30) days after written notice from SELLER to BUYER specifying they nature of such breach.

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6.3 In addition, in the event that BUYER engages in or suffers any of the following events of default:

(a)	becomes insolvent, is dissolved or liquidated, files or has filed against it a petition in bankruptcy, dissolution, or liquidation or similar action filed by or against it, is adjudicated as bankrupt, or has a receiver appointed for its business; or

(b)	has all or a substantial portion of its capital stock or assets expropriated or attached by any government entity;

(c)	then BUYER shall promptly notify SELLER in writing that such event has occurred. If any default as specified above in this Section 6.3 is not cured, or an acceptable plan for such cure is not proposed within thirty (30) days after written notice from SELLER specifying the nature of the default, SELLER shall have the right to terminate this Agreement, subject to Section 6.5, by giving written notice of termination to BUYER.

6.4 If BUYER is acquired by a third party, thereby becoming a Subsidiary of the third party, if BUYER notifies SELLER in writing prior to said acquisition, BUYER may retain its rights hereunder so long as such acquiring third party accepts the obligations of this Agreement and unless one of the following applies (in which case the Agreement will terminate):

(a)	SELLER has an unresolved intellectual property dispute with said third party;

(b)	SELLER has ongoing litigation with said third party in which the claim is for injunctive relief, specific performance or damages in excess of […***…].

6.5 Except as expressly permitted herein, neither BUYER nor SELLER shall assign or sublicense any of its rights or privileges hereunder without the other party’s prior written consent (which shall not be unreasonably withheld) . Any attempted act in derogation of the foregoing shall be considered void. However, a party which undergoes reorganization may assign such rights and delegate its obligations to its legal successor, provided that after the reorganization, the successor and its Subsidiaries will have essentially the same assets as such party and its Subsidiaries had prior to the reorganization.

6.6 No failure or delay on the part of SELLER in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its right of termination for such causes or any other or subsequent causes.

6.7 Upon termination of this Agreement, all licenses granted by SELLER in Section 4 will automatically terminate, and BUYER shall promptly return to SELLER or destroy all tangible information containing SELLER’s Confidential Information or third party Confidential Information for which SELLER has responsibility, and shall promptly certify to SELLER such return or destruction which BUYER shall have possession of at such time. Notwithstanding the foregoing, BUYER shall not be obligated to return to SELLER or destroy information which has been transferred or otherwise provided to customers prior to the date of any termination of this Agreement. The confidentiality obligations of the Confidentiality Agreement will remain in effect beyond any termination for the time period stated in the Confidentiality Agreement. No

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termination of this Agreement or any license granted hereunder shall relieve BUYER of any obligation or liability accrued hereunder prior to such termination. If this Agreement is terminated as a result of the exercise of SELLER’s right under Section 6.2(a) and (b), then all assignments granted by SELLER in Section 3 shall automatically revert to SELLER, and BUYER shall promptly return to SELLER or, at SELLER’s option destroy, all tangible information containing such assigned information.

Section 7.0 Representations and Warranties

7.1 SELLER represents and warrants that it has the full right and power to grant the assignments and licenses set forth in Section 3 and 4; provided however, that SELLER makes no representations or warranties with respect to any infringement of patents or other intellectual property rights of third parties other than that stated in Section 7.2.

7.2 SELLER represents and warrants that […***…] (which is the department responsible for the intellectual property affairs of the SELLER’s […***…] operation located in […***…]) and with the exception of the assertions from […***…] and […***…], for the period beginning […***…] prior to the Effective Date until the Effective Date, SELLER has not received from any third party, any written claim, alleging SELLER’s infringement of any intellectual property rights relative to the In Scope Products.

7.3 […***…]

7.4 SELLER represents and warrants that […***…] (which is the department responsible for the intellectual property and licensing affairs for the SELLER), the Assigned Product Copyrights and Assigned Product Know-how are not, as of the Closing Date, the subject of any pledge or security interest as collateral for the borrowing of any monies from a financial institution.

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7.5 SELLER represents and warrants that, […***…], Exhibit B and C of this Agreement, in conjunction with Section 2.0 “Deliverables”, identifies the IBM technical information supporting the In Scope Products.

Section 8. Communications

8.1 Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sent to such party by facsimile with confirmation of receipt, or by registered airmail (except that registered or certified mail may be used where delivery is in the same country as mailing), postage prepaid, addressed to it at its address set forth below, or to such other address as it shall designate by written notice given to the other party. Notices and other communications shall be effective upon mailing or facsimile transmittal:

For SELLER:	For BUYER:
[…***…]	[…***…]
IBM Corporation	[…***…]
North Castle Drive, […***…]	Applied Micro Circuits Corporation
Armonk, NY 10504-1785	6290 Sequence Drive
United States of America	San Diego, CA 92121
United States of America

Facsimile: […***…]	Facsimile: […***…]

8.3 An Agreement Reference Number will be assigned to this Agreement upon execution. This number should be included in all communications, including wire transfer payments, letters, faxes and e-mail messages.

Section 9. Applicable Law

9.1 This Agreement shall be deemed to have been made in […***…], and all matters arising from or relating in any manner to the subject matter of this Agreement shall be interpreted, and the rights and liabilities of the Parties determined, in accordance with the laws of the State of […***…] applicable to agreements executed, delivered and performed within such State, without regard to the principles of conflicts of laws thereof.

9.2 The parties hereby expressly waive any rights to a jury trial and agree that any proceedings hereunder shall be tried by a judge without a jury. Each party agrees to accept service of process by registered or certified mail.

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Section 10. Miscellaneous

10.1 Nothing contained in this Agreement shall be construed as conferring on either party any license or other right to copy any of the designs of the products of the other party.

10.2 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, trade dress or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing), save as expressly stated herein. Each party hereto agrees not to use or refer to this Agreement or any provision hereof in any promotional activity without the express written approval of the other party.

10.3 BUYER agrees not to export or re-export, or cause to be exported or re-exported, any technical data received hereunder, or the direct product of such technical data, to any country or person which, under the laws of the United States, are or may be prohibited from receiving such technical data or the direct product thereof.

10.4 SELLER shall not have any obligation hereunder to institute any action or suit against third parties for infringement or misappropriation of any licensed copyrights or licensed know-how or to defend any action or suit brought by a third party which challenges or concerns the enforceability or validity thereof.

10.5 The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.6 If any Section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such Section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

10.7 The parties acknowledge that damages would be an inadequate remedy for any material breach of the confidentiality provisions of this Agreement or the Confidentiality Agreement. Therefore, each party agrees that its obligations hereunder may be specifically enforceable and each party agrees the other party may be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining the other party from committing any violations of the confidentiality provisions of this Agreement.

10.8 WITH THE EXCEPTION OF ANY DAMAGES RESULTING FROM MISUSE OF THE LICENSED KNOW HOW BY BUYER OR BREACH OF THE CONFIDENTIALITY OBLIGATIONS BY BUYER, NEITHER PARTY SHALL BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR GOODWILL, BUSINESS INTERRUPTIONS OR CLAIMS OF CUSTOMERS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.9 Except as permitted by the prior written consent of the other party, each party agrees to protect the terms and conditions of this Agreement in accordance with the obligations set forth in the Confidentiality Agreement as such obligations would be applicable to the other party’s confidential “Information.” This obligation is subject to the following additional exceptions:

(a)	disclosure is permissible if required by government or court order, provided the party required to disclose first gives the other prior written notice to enable it to seek a protective order;

(b)	disclosure is permissible if otherwise required by law;

(c)	disclosure is permissible if required to enforce rights under this Agreement;

(d)	each party may use similar terms and conditions in other agreements; and

(e)	each party may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential financial investors in such party, provided that the terms of this Agreement may not be disclosed to strategic investors of either party.

10.10 This Agreement will not be binding upon the parties until it has been signed herein below by or on behalf of each party, in which event it shall be effective as of the Effective Date. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein. Notwithstanding any other terms or provision of the APA, and other Operative Agreement, any other agreement relating to the Transaction or the subject matter thereof, or any exhibit or attachment to any of the aforesaid, but except for the monetary consideration specified in Section 3.1 of the APA, this Agreement and its Exhibits A,B,and C are the sole and exclusive statement of the understanding of the parties with respect to the assignment or licensing to BUYER of SELLER copyrights, and rights under SELLER know how and other technical information, and SELLER’s reserved rights thereunder.

10.11 Notwithstanding anything to the contrary contained herein, the parties agree that Sections 1.0, 3.0 (subject to Section 5.0), 7.0, 8.0, 9.0 and 10.0 of this Agreement shall survive the termination of this Agreement or the termination of any licenses granted hereunder. All representations and warranties made by the parties in this Agreement or in any schedule, document, certificate or other instrument delivered by or on behalf of the parties pursuant to this Agreement shall survive the Effective Date for a period of [...***...] after the Effective Date.

10.12 This Agreement may be executed by the parties in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed as of the date first written above

Agreed to:	Agreed to:
APPLIED MICRO CIRCUITS CORPORATION	INTERNATIONAL BUSINESS MACHINES CORPORATION

By:	[…***…]	By:	[…***…]
Name:	[…***…]	Name:	[…***…]
Title:	[…***…]	Title:	[…***…]
Date:	September 28, 2003

		By:	[…***…]
		Name:	[…***…]
		Title:	[…***…]
		Date:	September 28, 2003

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EXHIBIT A

[…***…]

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EXHIBIT B

[…***…]

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EXHIBIT C

[…***…]

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